Exhibit 99.1

Carve-out Financial Statements

The Acquired Manager of Broadstone Net Lease, Inc. and Subsidiaries

Year Ended December 31, 2019

With Report of Independent Auditors

INDEPENDENT AUDITORS’ REPORT

To the Board of Managers of Broadstone Real Estate, LLC.

We have audited the accompanying carve-out financial statements of specific operations of the Acquired Manager of Broadstone Net Lease, Inc. and subsidiaries (the "Company"), which comprise the carve-out balance sheet as of December 31, 2019, and the related carve-out statement of operations, net parent deficit, and cash flows for the year then ended and the related notes to the financial statements (the “financial statements”).

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Manager of Broadstone Net Lease, Inc. and subsidiaries as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the financial statements, which describes the basis of presentation has been prepared from the separate books and records maintained by Broadstone Real Estate, LLC and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Acquired Manager of Broadstone Net Lease, Inc. and subsidiaries had been operated as an unaffiliated company. Portions of certain expenses represent allocations made from Broadstone Real Estate, LLC applicable to the Acquired Manager of Broadstone Net Lease, Inc. and subsidiaries as a whole.

/S/ DELOITTE & TOUCHE LLP

Rochester, New York

February 27, 2020

CARVE-OUT BALANCE SHEET

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

December 31, 2019
Assets
Due from Broadstone Net Lease, Inc.	$4,972
Prepaid expenses and other assets	1,123,124
Total current assets	1,128,096
Property and equipment, net	517,318
Total assets	$1,645,414

Liabilities and net parent deficit
Liabilities
Accounts payable	$22,663
Accrued payroll and bonuses	336,204
Accrued expenses and other liabilities	23,693
Total current liabilities	382,560
Interest rate swap	1,707,122
Term note, net	89,715,500
Total liabilities	91,805,182

Commitments and contingencies (Note 8)

Net parent deficit	(90,159,768)

Total liabilities and net parent deficit	$1,645,414

The accompanying notes are an integral part of these carve-out financial statements.

CARVE-OUT STATEMENT OF OPERATIONS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

Year Ended December 31, 2019
Revenues
Revenues from Broadstone Net Lease, Inc. (see Note 4)	$43,045,580

Operating expenses
Compensation and related costs	13,259,211
General and administrative expenses	7,159,052
Total operating expenses	20,418,263

Other expenses
Interest expense	6,562,992

Net income	$16,064,325

The accompanying notes are an integral part of these carve-out financial statements.

CARVE-OUT STATEMENT OF CHANGES IN NET PARENT DEFICIT

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

Net Parent Deficit
Balance, January 1, 2019	$(99,157,634)
Net income	16,064,325
Equity-based compensation expense	1,289,902
Net transfers to parent	(8,356,361)
Balance, December 31, 2019	$(90,159,768)

The accompanying notes are an integral part of these carve-out financial statements.

CARVE-OUT STATEMENT OF CASH FLOWS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

Year Ended December 31, 2019
Operating activities
Net income	$16,064,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	169,242
Debt related charges included in interest expense	180,000
Equity-based compensation expense	1,289,902
Fair value adjustments to interest rate swap included in interest expense	1,707,122
Changes in assets and liabilities:
Due from Broadstone Net Lease, Inc.	111,638
Prepaid expenses and other assets	(984,026)
Accounts payable	(15,595)
Accrued payroll and bonuses	(1,291,499)
Accrued expenses and other liabilities	(200,374)
Net cash provided by operating activities	17,030,735

Investing activities
Capital expenditures	(49,874)
Net cash used for investing activities	(49,874)

Financing activities
Repayments on term note	(8,624,500)
Net transfers to parent	(8,356,361)
Net cash used for financing activities	(16,980,861)

Net increase in cash	—
Cash, at beginning of year	—
Cash, at end of year	$—

Supplemental Cash Flow Disclosures
Cash paid for interest	$5,073,147

The accompanying notes are an integral part of these carve-out financial statements.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

1.	Business Description and Basis of Presentation

Description of Business

Broadstone Real Estate, LLC (“BRE”), was formed on September 13, 2005, as a New York limited liability company, and operated as a full-service asset manager in the real estate industry that was primarily engaged in overseeing the strategic planning, investment and financing activities for related parties and other real estate investors. As of and for the year ended December 31, 2019, BRE served as the sponsor and manager of three different entities: Broadstone Net Lease, Inc. (“BNL”), a SEC reporting company and non-traded real estate investment trust that acquires, owns, and manages primarily single-tenant, commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants; Broadtree Residential, Inc. (“BTR”), a private real estate investment trust that invests in multifamily apartment communities; and Broadstone Real Estate Access Fund (“BDREX”), an investment company that is operated as a non-diversified, closed-ended interval fund and registered under the Investment Company Act of 1940, as amended.

On November 11, 2019, BRE entered into a definitive merger agreement with BNL, Broadstone Net Lease, LLC, BNL’s operating company (the “OP”), and certain other affiliates, providing for the internalization of the external management functions previously performed for BNL and the OP by BRE (the “Internalization”). On February 7, 2020, the Internalization closed pursuant to the merger agreement.

Basis of Presentation and Accounting

The accompanying carve-out financial statements consist of the specific external management functions performed by BRE for BNL and subsidiaries that are being acquired by BNL (the “Acquired Manager”).  Accordingly, these accompanying carve-out financial statements consist of the acquired operations, assets and liabilities of the Acquired Manager pursuant to the Internalization. Such financial statements exclude the operations, assets and liabilities of BRE’s external management functions of BTR and BDREX, and BRE’s historic investment in BNL which are not part of the external management function performed by BRE for BNL. The assets and liabilities in the accompanying carve-out financial statements have been carved out of BRE’s books and records at their historical carrying amounts.

The accompanying carve-out financial statements have been prepared on a carve-out basis in accordance with accounting principles generally accepted in the United States (“GAAP”). GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Management believes that the accompanying carve-out financial statements appropriately represent the discrete activity of the Acquired Manager for which assets and liabilities are specifically identifiable and a reasonable basis exists to allocate those items that are not specifically identifiable to the Acquired Manager. The accompanying carve-out financial statements include an allocation of certain corporate and shared service level general and administrative expenses, compensation costs and related costs, and the associated assets and liabilities that were attributable to the Acquired Manager. The accompanying carve-out financial statements also include an allocation of interest expense related to corporate level debt that was assumed by BNL as part of the Internalization.  These allocations were made on a specific identification basis where possible or by using relative percentages of headcount or other methods management considered to be a reasonable reflection of the utilization of services provided.

BRE used a centralized approach to cash management of its operations. As such, the Acquired Manager was dependent upon BRE for its working capital requirements. Accordingly, none of BRE’s cash has been included in the accompanying carve-out financial statements.

Net parent deficit, which includes accumulated deficit, represents BRE’s interest in the recorded net assets of the Acquired Manager. All significant transactions between the Acquired Manager and BRE have been included in the accompanying carve-out financial statements and are accounted for through the net parent investment account of the Acquired Manager.

Management believes the assumptions utilized in the accompanying carve-out financial statements are reasonable. However, the accompanying carve-out financial statements may not be indicative of the future performance of the Acquired Manager following Internalization, and do not necessarily reflect what the Acquired Manager’s carve-out

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

results of operations, financial position and cash flows would have been had the Acquired Manager operated on a stand-alone basis.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of carve-out financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the carve-out financial statements and the reported amounts of revenues and expenses, during the reporting period. Significant estimates include, but are not limited to, the value of long-lived assets, the depreciable lives of property and equipment, the fair value of equity-based compensation and the determination of any uncertain tax positions. Accordingly, actual results could differ from those estimates.

Property and Equipment

Property and equipment are recorded at cost. Gains or losses upon sale or other dispositions of fixed assets are included in the accompanying Carve-Out Statement of Operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which are as follows:

Computer and office equipment	5-7 years
Furniture and fixtures	5-7 years
Leasehold improvements	Shorter of lease term or asset life

Revenue Recognition

Revenues based on the related party management agreements are recognized in the period in which the services have been provided and the earnings process is complete. Based upon the new revenue recognition guidance, see Note 3, the Acquired Manager determined that services including property and asset management, acquisition, disposition, leasing and other services needed to be evaluated for each separate performance obligation included in the contract in order to determine timing of revenue recognition.  Revenues from contracts within the scope of the new revenue recognition guidance were $43,045,580 for the year ended December 31, 2019.  The Acquired Manager determined that property and asset management fees are recognized over time as the services are provided, whereas acquisition, disposition, leasing and other fees charged are recognized when the related transaction is completed.

Due from Broadstone Net Lease, Inc, Allowance for Doubtful Accounts

Due from Broadstone Net Lease, Inc. consists of amounts due under the asset management and property management agreements with BNL (see Note 4). Management periodically reviews the sufficiency of the allowance for doubtful accounts, taking into consideration its historical losses and existing economic conditions, and adjusts the allowance as it considers necessary. At December 31, 2019, there was no allowance for doubtful accounts recorded.

Debt Issuance Costs

Debt issuance costs incurred in connection with the Acquired Manager’s unsecured term note have been deferred and are being amortized over the term of the loan commitment using the straight-line method, which approximates the effective interest method, and are recorded in Term note, net on the accompanying Carve-out Balance Sheet.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

The following table summarizes debt issuance costs on the accompanying Carve-out Balance Sheet at December 31, 2019:

Debt issuance costs – Term Note	$900,000
Less accumulated amortization	(240,000)
$660,000

Income Taxes

BRE is a New York limited liability company taxed as a partnership for federal and state income tax purposes and is not subject to U.S. federal income tax on taxable income generated.

BRE files U.S. federal and state income tax returns. The tax years open to examination by tax authorities include 2016, 2017, and 2018. The Acquired Manager has determined that it has no uncertain tax positions.

Derivative Instruments

The Acquired Manager has an interest rate swap agreement to manage risks related to interest rate movements on its variable-rate debt. The Acquired Manager did not designate its interest rate swap as a hedge instrument upon inception. Therefore the interest rate swap is reported at fair value with the fair value adjustments recorded to interest expense in the accompanying Carve-out Statement of Operations.

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market of the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices that are available in active markets for identical assets or liabilities. The types of financial instruments included in Level 1 are marketable, available-for-sale equity securities that are traded in an active exchange market.

Level 2 – Pricing inputs other than quoted prices in active markets, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Instruments included in this category are derivative contracts whose value is determined using a pricing model with inputs (such as yield curves and credit spreads) that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 includes assets and liabilities whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The balance of the financial instruments measured at fair value on a recurring basis as of December 31, 2019 are as follows:

	Total	Level 1	Level 2	Level 3
Interest rate swap, liability	$1,707,122	$—	$1,707,122	$—

Interest rate swaps are derivative instruments that have no quoted readily available Level 1 inputs, and therefore are measured at fair value using inputs that are directly observable in active markets and are classified within Level 2 of the valuation hierarchy, using an income approach. Specifically, the fair value of the interest rate swap is determined using a discounted cash flow analysis on the expected future cash flows of each instrument. This analysis utilizes observable market data including yield curves and implied volatilities to determine the market’s expectation of the

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

future cash flows of the variable component. The fixed and variable components of the interest rate swap is then discounted using calculated discount factors developed based on the overnight indexed swap (“OIS”) curve and are aggregated to arrive at a single valuation for the period. The Acquired Manager also incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurement. Although the Acquired Manager has determined that the majority of the inputs used to value its interest rate swap fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its interest rate swap utilizes Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. At December 31, 2019, the Acquired Manager has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative position and has determined that the credit valuation adjustments are not significant to the overall valuation. As a result, the Acquired Manager has determined that its interest rate swap valuation in its entirety is appropriately classified within Level 2 of the fair value hierarchy.

The Acquired Manager has estimated that the carrying amount of Cash, Due from Broadstone Net Lease, Inc., Prepaid expenses and other assets, Accounts payable, Accrued payroll and bonuses, and Accrued expenses and other liabilities approximates their fair values due to their short-term nature.

The Acquired Manager’s debt approximates fair value as interest payments are variable, based on a base rate plus the London Inter-Bank Offered Rate (“LIBOR”) and the Acquired Manager’s credit profile has not changed since issuance. The carrying value of such debt, excluding debt issuance costs was $90,375,500 on the Cave-out Balance Sheet at December 31, 2019.

Equity Based Compensation

The Acquired Manager recognizes equity-based compensation in accordance with ASC 718, Compensation - Stock Compensation. The Acquired Manager measures the costs of employee services received in exchange for awards of equity instruments based on the awards’ grant date fair value. The Acquired Manager recognizes this cost over the period during which an employee is required to provide service in exchange for the award, and accounts for forfeitures as they occur. See Note 9 for additional information on equity-based compensation.

3.	Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 is a comprehensive new revenue recognition model requiring a company to recognize revenue to depict the transfer of goods or services to a customer at an amount reflecting the consideration it expects to receive in exchange for those goods or services. In adopting ASU 2014-09, companies may use either a full retrospective or a modified retrospective approach. Additionally, this guidance requires improved disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09, Revenue from Contracts with Customers, for all entities by one year. With the deferral, ASU 2014-09 was effective for annual periods beginning after December 15, 2018, with early application permitted. The Acquired Manager adopted the guidance effective January 1, 2019 on a modified retrospective basis. The adoption had no effect on the Acquired Manager’s accompanying carve-out financial statements.

In February 2017, the FASB issued ASU 2017-05, Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets. This new guidance was required to be adopted concurrently with the amendments in ASU 2014-09. The new pronouncement added guidance for partial sales of nonfinancial assets, including real estate. In adopting ASU 2017-05, companies could use either a full retrospective or a modified retrospective approach. Upon adoption of ASU 2014-09, as discussed above, and therefore ASU 2017-05, the Acquired Manager evaluates any separate contract or performance obligation to determine proper timing of revenue recognition, as well as sales price allocation when a performance obligation is identified. The Acquired Manager adopted the guidance effective January 1, 2019 which did not have an impact on its accompanying carve-out financial statements.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provided classification guidance for eight specific topics including debt extinguishment costs, contingent

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

consideration payments made after a business combination, and distributions received from equity method investees. ASU 2016-18 was effective, on a prospective basis, for annual periods beginning after December 15, 2018, with early adoption permitted. The Acquired Manager adopted the guidance effective January 1, 2018 which did not have an impact on its accompanying carve-out financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, under ASC 840. ASU 2016-02 requires lessees to recognize a right-of-use asset and a corresponding lease liability, initially measured at the present value of lease payments, for both operating and financing leases. For leases with a term of 12 months or less, lessees will be permitted to make an accounting policy election by class of underlying asset to not recognize lease liabilities and lease assets. In adopting the new guidance, companies are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The amendments were effective for annual periods beginning after December 15, 2019, with early adoption permitted. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements which provides an optional transition method where an entity can initially apply the guidance at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings. An entity’s reporting for the comparative periods presented will continue to be in accordance with current GAAP (ASC 840), including the required disclosures. ASU 2016-02 is effective for the Acquired Manager on January 1, 2020. The Acquired Manager is currently assessing the impact that adoption of this guidance will have on its accompanying carve-out financial statements and footnote disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses which changes how entities measure credit losses for most financial assets. Financial assets that are measured at amortized cost will be required to be presented at the net amount expected to be collected with an allowance for credit losses deducted from the amortized cost basis. The guidance requires an entity to utilize broader information in estimating the expected credit loss, including forecasted information. In May 2019, the FASB issued ASU 2019-05, Financial Instruments – Credit Losses (Topic 326): Targeted Transition Relief, which provides entities with an option to irrevocably elect the fair value option for eligible instruments upon adoption of Topic 326. ASU 2016-13 is effective for the Acquired Manager on January 1, 2020. The Acquired Manager is currently assessing the impact that adoption of this guidance will have on its accompanying carve-out financial statements and footnote disclosures.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. ASU 2017-12 amends the designation and measurement guidance for qualifying hedging transactions and the presentation of hedge results in an entity’s financial statements. The new guidance removes the concept of separately measuring and reporting hedge ineffectiveness and requires a company to present the earnings effect of the hedging instrument in the same income statement line item in which the earnings effect of the hedged item is reported. Disclosure requirements will be modified to include a tabular disclosure related to the effect of hedging instruments on the income statement and eliminate the requirement to disclose the ineffective portion of the change in fair value of such instruments. ASU 2017-12 provides companies with a modified retrospective transition method. This adoption method will require a company to recognize the cumulative effect of initially applying the ASU as an adjustment to accumulated other comprehensive income with a corresponding adjustment to the opening balance of retained earnings as of the beginning of the fiscal year that an entity adopts the update. The amended presentation and disclosure guidance will be applied prospectively. The Acquired Manager adopted ASU 2017-12 as of January 1, 2019, however the Acquired Manager did not have any derivative or hedging instruments that were designated and adoption of this guidance did not materially impact the accompanying carve-out financial statements and footnote disclosures.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. The amendments under ASU 2018-13 remove, add, and modify certain disclosure requirements on fair value measurements in ASC 820. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Acquired Manager will adopt the guidance on a prospective basis effective January 1, 2020. The Acquired Manager does not expect adoption of this guidance to materially impact its accompanying carve-out financial statements and footnote disclosures.

In October 2018, the FASB issued ASU 2018-16, Derivatives and Hedging (Topic 815): Inclusion of the Secured Overnight Financing Rate (SOFR) Overnight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedge

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

Accounting Purposes. Currently under Topic 815, the eligible benchmark interest rates in the United States are the interest rates on direct Treasury obligations of the U.S. government (UST), the LIBOR swap rate, the OIS Rate based on the Fed Funds Effective Rate, and the Securities Industry and Financial Markets Association (SIFMA) Municipal Swap Rate, which was introduced in ASU 2017-12. The amendments in ASU 2018-16 permit the use of the OIS rate based on SOFR as a benchmark interest rate for hedge accounting purposes under Topic 815. The amendments in this update are effective at the same time as ASU 2017-12 (noted above), and adoption of this guidance did not materially impact the accompanying carve-out financial statements and footnote disclosures.

4.	Related Party Transactions

Asset Management Agreement

The Acquired Manager entered into an asset management agreement (“AMA”) with BNL and the OP, pursuant to which the Acquired Manager was responsible for, among other things, BNL’s acquisition, initial leasing, and disposition strategies, financing activities, and providing support to BNL’s Independent Directors Committee (“IDC”) for its valuation functions and other duties. The Acquired Manager also nominated two individuals to serve on the Board of Directors (“BOD”) of BNL.

Under the terms of the AMA, the Acquired Manager was compensated as follows:

a.

a quarterly asset management fee equal to 0.25% of the aggregate value of common stock, based on the per share value as determined by BNL’s IDC each quarter, on a fully diluted basis as if all interests in the OP had been converted to shares of BNL’s common stock;

b.

1% of the gross purchase price paid for each rental property acquired (other than acquisitions described in “c” below), including any property contributed in exchange for membership interests in the OP;

c.

2% of the gross purchase price paid for each rental property acquired in the event that the acquisition of a rental property requires a new lease (as opposed to the assumption of an existing lease), such as a sale-leaseback transaction;

d.	1% of the gross sale price received for each rental property disposition; and
e.	1% of the Aggregate Consideration, as defined in the AMA, received in connection with a Disposition Event, as defined in the AMA.

The AMA was terminated upon completion of the Internalization. The Internalization was not considered a termination event under the AMA. Therefore, no termination fees were received from BNL as a result of the Internalization.

Property Management Agreement

The Acquired Manager entered into a property management agreement (“PMA”) with BNL and the OP, pursuant to which the Acquired Manager managed and coordinated certain aspects of the leasing of BNL’s rental property.

In exchange for services provided under the PMA, the Acquired Manager was compensated as follows:

a.	3% of gross rentals collected each month from the rental property for property management services (other than one property, which has a separate fee of 5% of gross rentals); and
b.	re-leasing fees for existing rental property equal to one month’s rent for a new lease with an existing tenant and two months’ rent for a new lease with a new tenant.

The PMA was terminated upon completion of the Internalization. The Internalization was not considered a termination event under the PMA. Therefore, no termination fees were received from BNL as a result of the Internalization.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

Related Party Revenues

Management fee revenue under the AMA and PMA with BNL for the year ended December 31, 2019 are as follows:

Type of Revenue	Agreement	Amount
Management Fee Revenues
Asset management fee revenue	AMA	$21,863,338
Property management fee revenue	PMA	8,255,648
Total management fee revenue		30,118,986

Acquisition fee revenue	AMA	10,318,806
Leasing fee revenue	AMA	832,558
Disposition fee revenue	AMA	1,764,605
Re-leasing fee revenue	PMA	10,625
Total revenues from related party		$43,045,580

Related Party Lease Agreement

The Acquired Manager has a lease agreement with Clinton Asset Holding Associates, L.P. (“CAHA”), a related party in which certain members of BRE have ownership interest in CAHA. The lease agreement, which matures August 31, 2023, requires base monthly rental expense equal to $47,450 per month with annual rent escalators of 2% each January 1. Under this lease agreement, rent expense amounted to $569,394 for the year ended December 31, 2019.

The Acquired Manager is also obligated to pay a portion of the real estate taxes as additional rent and shares in the increase in operating and energy costs as well as for utilities, taxes and insurance expense.

Estimated future minimum rental payments required under the CAHA lease for the years ending December 31, are as follows:

2020	$580,782
2021	592,398
2022	604,246
2023	410,887
$2,188,313
5.	Property and Equipment

Property and equipment consisted of the following at December 31, 2019:

Computers and equipment	$424,834
Furniture and fixtures	844,798
Leasehold improvements	107,255
1,376,887
Less: Accumulated depreciation	(859,569)
Property and equipment, net	$517,318

Depreciation expense amounted to $169,242 for the year ended December 31, 2019 and is recorded in General and administrative expenses in the accompanying Carve-out Statement of Operations.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

6.	Term Note

In September 2018, the Acquired Manager entered into a term loan agreement with Capital One National Association as Administrative Agent, as described below. At closing, the Acquired Manager borrowed an aggregate of $100,000,000, of which $80,000,000 was used to fund a one-time distribution to equity holders as part of a dividend recapitalization, repay a preexisting term note in full, pay transaction costs and for general corporate purposes. The remaining $20,000,000 was used to seed BRE’s investment in BDREX.

The Term note consists of the following at December 31, 2019:

Lender	Origination Date (Month/ Year)	Maturity Date (Month/ Year)	Interest Rate	Balance
Capital One National Association	Sept-18	Sept-23	5.26%	$90,375,500	(a)(b)(c)
Debt issuance costs, net				(660,000)
Term note, net				$89,715,500
(a)

The agreement is with Capital One National Association, as Administrative Agent, and Manufacturers & Traders Trust Company, Bank of Montreal Capital Markets, SunTrust Bank, and Royal Bank of Canada as participating lenders.

(b)

The interest rate is based on one-month LIBOR plus a margin ranging between 3.0% and 3.5% based on the Acquired Manager’s leverage ratio. The one-month LIBOR was 1.76% at December 31, 2019, and the Acquired Manager’s applicable rate was 3.5% based on its leverage ratio, for an all-in rate of 5.26%.

(c)	The term loan requires the Acquired Manager to comply with certain financial covenants. The Acquired Manager was in compliance with those covenants at December 31, 2019.

For the year ended December 31, 2019, $180,000 of debt issuance costs were amortized and recorded as interest expense in the accompanying Carve-out Statement of Operations.

Prepayments on the term note are permitted without prepayment penalties or yield maintenance fees. Estimated future principal payments to be made under the term note for the years ending December 31, are as follows:

2020	$5,625,000
2021	7,500,000
2022	8,125,000
2023	69,125,500
$90,375,500
7.	Interest Rate Swap

During 2019, the Acquired Manager entered into an interest rate swap agreement with a financial institution that serves as a swap counterparty in order to mitigate the impact of interest rate variability over the term of the term note described in Note 6. Under the agreement, the Acquired Manager receives monthly payments from the counterparty on the interest rate swap equal to the related variable interest rate multiplied by the outstanding notional amount. In turn, the Acquired Manager pays the counterparty an amount equal to a fixed rate multiplied by the related outstanding notional amount monthly. The intended net impact of these transactions is that the Acquired Manager pays a fixed interest rate on its variable-rate borrowings.

The following is a summary of the Acquired Manager’s outstanding interest rate swap agreement at December 31, 2019:

Counterparty	Maturity Date	Fixed Rate	Variable Rate Index	Notional Amount	Fair Value
Capital One National Association	September 2023	2.505%	one-month LIBOR	$50,000,000	$(1,707,122)

Subsequent to December 31, 2019, the Acquired Manager terminated the interest rate swap agreement and settled with the counterparty for $1,936,000 (see Note 10).

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

8.	Commitments and Contingencies

Leasing Commitment

The Acquired Manager leases office space under various lease arrangements, which expire on various dates through 2023. As these leases expire, it can be expected that in the normal course of business, they will be renewed or replaced. Certain lease agreements contain renewal options and rent escalation provisions based on certain costs incurred under the lease.

Estimated future minimum lease payments required under non-cancelable leases for the years ending December 31, including the CAHA lease (see Note 4), are as follows:

2020	$629,344
2021	627,344
2022	604,246
2023	410,887
$2,271,821

Litigation

From time to time the Acquired Manager is a party to various legal matters incidental to the conduct of the Acquired Manager’s business. The Acquired Manager does not believe that the outcome of any of these matters will have a material adverse effect on its carve-out financial position, results of operations or liquidity.

9.	Equity-based Compensation and Benefit Plans

Equity-based compensation

In June 2015, Trident BRE, LLC (“Trident”), an affiliate of Stone Point Capital, LLC, acquired an equity investment in BRE. In connection with that transaction, on June 30, 2015, employees who were employed as of the transaction date were awarded certain vested and unvested non-voting ordinary common units with a grant date of the transaction. Employees hired after this transaction date have been awarded unvested non-voting ordinary common units, generally as of the quarter-end after reaching six months of employment with BRE.

The unvested non-voting ordinary common units for employees vest either at the time of the sale of BRE or after a requisite service period of ten years and are valued at the market value of the units on the grant date. The Acquired Manager recognizes compensation expense over the requisite service period for awards expected to vest. The compensation expense for equity-based awards are adjusted as actual forfeitures occur. Total compensation expense for equity-based awards recorded to Compensation and related costs in the accompanying Carve-out Statement of Operations was $865,242 for the year ended December 31, 2019. The Acquired Manager recorded $184,757 of forfeitures for the year ended December 31, 2019, which was recorded as an offset to Compensation and related costs in the accompanying Carve-out Statement of Operations.

Dividends paid on unvested awards are treated as an equity transaction and recorded within net parent deficit in the accompanying Carve-out Balance Sheet. Cumulative dividends in relation to forfeited awards that were previously paid are reclassed out of Net parent deficit and recognized as compensation expense within the accompanying Carve-out Statement of Operations at the time of forfeiture. For the year ended December 31, 2019, the Acquired Manager recorded $609,417 of cumulative distributions as a result of forfeitures.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

THE ACQUIRED MANAGER OF BROADSTONE NET LEASE, INC. AND SUBSIDIARIES

A summary of the total activity under the equity-based compensation plan for the year ended December 31, 2019 is as follows:

	Number of Unvested share awards	Weighted Average Grant Price
Non-voting share awards outstanding at January 1, 2019	115,068	$112.14
Granted	16,009	124.18
Vested	—	—
Forfeited	(7,555)	111.48
Total unvested, non-voting share awards outstanding at December 31, 2019	123,522	$113.74

The total fair value of shares vested during the year ended December 31, 2019 was $0. At December 31, 2019, the unamortized value of previously issued share awards was approximately $9,830,000, which is expected to be amortized over a weighted average period of 6.93 years.

The activity under the equity-based compensation plan presented in the table above, the unamortized value and weighted average amortization period are not presented on a carve-out basis. The plan in place is for BRE and were allocated to the Acquired Manager, which did not operate as a separate legal entity during the year ended December 31, 2019.

At the time of the Internalization, the unvested non-voting ordinary common units under the equity-based compensation plan fully vested. See Note 10.

401(k) Retirement Plan

The Acquired Manager sponsors a 401(k)-retirement plan which covers substantially all of its employees. The plan allows for employees’ salary deferrals under Section 401(k) of the Internal Revenue Code. Discretionary matching contributions are at a rate of 75% of the first 4% of employee contributions up to 3% of eligible compensation. The Acquired Manager made discretionary matching contributions of $263,689 for the year ended December 31, 2019, recorded in compensation and related costs in the accompanying Carve-out Statement of Operations.

10.	Subsequent Events

The Acquired Manager has evaluated subsequent events through February 27, 2020, which is the date the accompanying carve-out financial statements were available to be issued.

On January 7, 2020, the Acquired Manager terminated and settled the interest rate swap agreement with Capital One National Association for $1,936,000 (see Note 7).

On February 7, 2020, the Internalization was completed pursuant to the merger agreement between BRE, BNL and the OP (see Note 1). As a result of the Internalization, the unvested non-voting ordinary common units under the equity-based compensation plan fully vested and the total unamortized value was recorded as compensation expense for BRE (see Note 9)